Exhibit 99.1
Procore Announces First Quarter 2023 Financial Results
CARPINTERIA, CA – May 3, 2023 -- Procore Technologies, Inc. (NYSE: PCOR), a leading global provider of construction management software, today announced financial results for the first quarter ended March 31, 2023.
“I’m proud of the team’s hard work in delivering our first quarter results,” said Tooey Courtemanche, founder, president and CEO of Procore. “Looking ahead, our focus remains on solving the biggest challenges for construction and delivering a platform that helps our customers build better, safer and more efficiently.”
“Our first quarter results reflect durable growth and improved operating leverage,” said Paul Lyandres, CFO of Procore. “I’m excited to officially welcome Howard Fu as CFO effective next week, and look forward to starting my new role at Procore as President of Fintech to help unlock further value for our customers.”
First Quarter 2023 Financial Highlights:
•Revenue was $214 million, an increase of 34% year-over-year.
•GAAP gross margin was 81% and non-GAAP gross margin was 85%.
•GAAP operating margin was (32%) and non-GAAP operating margin was (2%).
•Operating cash inflow for the first quarter was $29 million.
•Free cash inflow for the first quarter was $19 million.
A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”
Recent Business Highlights:
•Added 601 net new organic customers in the first quarter, ending with a total of 15,089 organic customers.
•Announced Procore Risk Advisors, a modern construction brokerage offering enhanced insurance solutions.
•Recognized as a 2023 Best Place to Work by Glassdoor.
•Ranked #14 among G2's Top 100 Best Global Software Companies of 2023.
Second Quarter and Full Year 2023 Outlook:
Procore is providing the following guidance for the second quarter and full year 2023:
•Second Quarter 2023 Outlook:
◦Revenue is expected to be in the range of $216 million to $218 million, representing year-over-year growth of 25% to 27%.
◦Non-GAAP operating margin is expected to be in the range of (7.5%) to (8.5%).
•Full Year 2023 Outlook:
◦Revenue is expected to be in the range of $908 million to $912 million, representing year-over-year growth of 26% to 27%.
◦Non-GAAP operating margin is expected to be in the range of (5.5%) to (6.5%).
A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future and cannot be reasonably determined or predicted at this time, although it is important to note that these factors could be material to Procore’s future GAAP financial results.

Quarterly Conference Call
Procore Technologies, Inc. will hold a conference call to discuss its first quarter results at 2:00 p.m., Pacific Time, on Wednesday, May 3, 2023. A live audio webcast will be accessible on Procore's investor relations website at http://investors.procore.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, about Procore and its industry that involve substantial risks and uncertainties. All statements in this press release, other than statements of historical fact, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or future financial or operating performance, and may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would,” or the negative of these words, or other similar terms or expressions that concern Procore’s expectations, strategy, plans, or intentions.
Procore has based the forward-looking statements contained in this press release primarily on its current expectations and projections about future events and trends that Procore believes may affect its business, financial condition, and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors that could cause results to differ materially from Procore’s current expectations, including, but not limited to, our expectations regarding our financial performance (including revenues, expenses, and margins, and our ability to achieve or maintain future profitability), our ability to effectively manage our growth, anticipated performance, trends, growth rates, and challenges in our business and in the market in which we operate or anticipate entering into, economic and industry trends (in particular, the rate of adoption of construction management software and digitization of the construction industry, inflation, and challenging geopolitical conditions), our ability to attract new customers and retain and increase sales to existing customers, our ability to expand internationally, the effects of increased competition in our markets and our ability to compete effectively, our estimated total addressable market, and as set forth in Procore’s filings with the Securities and Exchange Commission. You should not place undue reliance on Procore’s forward-looking statements. Procore assumes no obligation to update any forward-looking statements to reflect events or circumstances that exist or change after the date on which they were made, except as required by law.
Non-GAAP Financial Measures
Procore believes that the use of certain non-GAAP financial measures as described below, when taken collectively, is helpful to investors because it provides consistency and comparability with past financial performance, and may assist in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. These non-GAAP financial measures are not prepared in accordance with U.S. generally accepted accounting principles, or GAAP.
Non-GAAP Gross Profit, Non-GAAP Gross Margin, Non-GAAP Operating Expenses, Non-GAAP Loss from Operations, Non-GAAP Operating Margin, Non-GAAP Net Income (Loss), and Non-GAAP Net Income (Loss) per Share: Procore defines these non-GAAP financial measures as the respective GAAP measures, excluding stock-based compensation expense, amortization of acquired intangible assets, employer payroll tax related to employee stock transactions, and acquisition-related expenses. Non-GAAP gross margin is the ratio calculated by dividing non-GAAP gross profit by total revenue. Non-GAAP operating margin is the ratio calculated by dividing non-GAAP loss from operations by total revenue. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Non-GAAP diluted earnings per share is computed by giving effect to all potential weighted average dilutive common stock equivalents outstanding for the period, including options to purchase common stock, restricted stock units, and shares to be issued pursuant to the employee stock purchase plan. The dilutive effect of outstanding awards is reflected in non-GAAP diluted earnings per share by application of the treasury stock method.
Stock-based compensation expense includes the net effects of capitalization and amortization of stock-based compensation expense related to capitalized software and cloud-computing arrangement implementation costs. Stock-based compensation expense has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of the compensation provided to our employees. Because of varying available valuation methodologies, subjective assumptions, and the variety of equity instruments that can impact a company’s non-cash expenses, we believe that providing non-GAAP financial measures that exclude stock-based compensation expense allows for meaningful comparisons between its operating results from period to period. The expense related to amortization of acquired intangible assets is dependent upon estimates and assumptions, which can vary significantly and are unique to each asset acquired; therefore, Procore believes non-GAAP measures that adjust for the amortization of acquired intangible assets provide investors a consistent basis for comparison across accounting periods. The amount of employer payroll tax-related items on employee stock transactions is dependent on restricted stock unit settlements, option exercises, related stock price, and other factors that are beyond Procore’s control and that do not correlate to the operation of the business. When evaluating the performance of its business and making operating plans, Procore does not consider these items (for example, when considering the impact of equity award grants, the company places a greater emphasis on overall stockholder dilution than the accounting charges associated with such grants). Additionally, acquisition-related expenses, such as transaction costs and retention payments, are expenses that are not necessarily reflective of operational performance during a period. Procore believes that the exclusion of acquisition-related expenses provides for a useful comparison of our operating results to prior periods and to its peer companies, which commonly exclude these expenses. Overall, Procore believes it is useful to exclude these expenses in order to better understand the long-term performance of its core business and to facilitate comparison of its results period-over-period and to those of peer companies. All of these non-GAAP financial measures are important tools for financial and operational decision-making and for evaluating Procore's own operating results over different periods of time.
Non-GAAP financial measures may not provide information that is directly comparable to information provided by other companies in Procore's industry, as other companies in the industry may calculate non-GAAP financial measures differently. In addition, there are limitations in using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies, and exclude expenses that may have a material impact on Procore's reported financial results. Further, stock-based compensation expense has been, and will continue to be for the foreseeable future, a significant recurring expense in Procore's business and an important part of the compensation provided to its employees. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Investors should review the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures included below, and not rely on any single financial measure to evaluate Procore's business.
Free Cash Flow: Procore defines free cash flow as net cash provided by operating activities, less purchases of property and equipment and capitalized software development costs. Procore believes free cash flow is an important liquidity measure of the cash (if any) that is available, after our operating activities and capital expenditures. Procore uses free cash flow in conjunction with traditional GAAP measures to assess its liquidity and evaluate the effectiveness of its business strategies. Once Procore’s business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth.
Other Metrics
Customer Count: The aforementioned customer count excludes customers acquired from Levelset and Esticom that have not yet been renewed onto standard Procore annual contracts. Remaining Levelset and Esticom legacy customers will be included in our customer metrics once they are renewed onto standard Procore annual contracts or upon integration of the sales process.
About Procore
Procore is a leading global provider of construction management software. Over 1 million projects and more than $1 trillion USD in construction volume have run on Procore's platform. Procore’s platform connects key project stakeholders to solutions Procore has built specifically for the construction industry—for the owner, the general contractor, and the specialty contractor. Procore's App Marketplace has a multitude of partner solutions that integrate seamlessly with Procore’s platform, giving construction professionals the freedom to connect with what works best for them. Headquartered in Carpinteria, California, Procore has offices around the globe. Learn more at Procore.com.

Media Contact
Elizabeth Locke
press@procore.com
Investor Contact
Matthew Puljiz
ir@procore.com

Procore Technologies, Inc.
Condensed Consolidated Statements of Operations
(unaudited)

	Three Months Ended March 31,
	2023	2022
	(dollars in thousands)
Revenue	$213,526	$159,516
Cost of revenue(1)(2)(3)	40,202	33,332
Gross profit	173,324	126,184
Operating expenses
Sales and marketing(1)(2)(3)(4)	117,363	93,915
Research and development(1)(2)(3)(4)	80,036	60,254
General and administrative(1)(3)(4)	45,188	43,152
Total operating expenses	242,587	197,321
Loss from operations	(69,263)	(71,137)
Interest income	4,948	74
Interest expense	(496)	(565)
Accretion income, net	1,632	—
Other (expense) income, net	(210)	543
Loss before provision for income taxes	(63,389)	(71,085)
Provision for income taxes	58	334
Net loss	$(63,447)	$(71,419)
Net loss per share attributable to common stockholders, basic and diluted	$(0.45)	$(0.53)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	139,646,465	134,530,010

(1)Includes stock-based compensation expense and amortization of capitalized stock-based compensation as follows:

	Three Months Ended March 31,
	2023	2022
	(in thousands)
Cost of revenue	$2,496	$1,458
Sales and marketing	13,104	10,296
Research and development	19,781	13,008
General and administrative	10,475	12,447
Total stock-based compensation expense*	$45,856	$37,209

*Includes amortization of capitalized stock-based compensation of $0.9 million for the three months ended March 31, 2023 which was initially capitalized as capitalized software and cloud-computing arrangement implementation costs.
(2)Includes amortization of acquired intangible assets as follows:

	Three Months Ended March 31,
	2023	2022
	(in thousands)
Cost of revenue	$5,493	$5,654
Sales and marketing	3,107	3,106
Research and development	734	902
Total amortization of acquired intangible assets	$9,334	$9,662
(3)Includes employer payroll tax on employee stock transactions as follows:

	Three Months Ended March 31,
	2023	2022
	(in thousands)
Cost of revenue	$167	$81
Sales and marketing	999	608
Research and development	1,356	1,027
General and administrative	632	545
Total employer payroll tax on employee stock transactions	$3,154	$2,261
(4)Includes acquisition-related expenses as follows:

	Three Months Ended March 31,
	2023	2022
	(in thousands)
Sales and marketing	$906	$207
Research and development	5,984	1,101
General and administrative	—	1,038
Total acquisition-related expenses	$6,890	$2,346

Procore Technologies, Inc.
Condensed Consolidated Balance Sheets
(unaudited)

	March 31, 2023	December 31, 2022
	(dollars in thousands)
Assets
Current assets
Cash and cash equivalents	$328,964	$296,712
Marketable securities	273,845	285,493
Accounts receivable, net	106,188	148,683
Contract cost asset, current	24,220	23,600
Prepaid expenses and other current assets	41,777	44,731
Total current assets	774,994	799,219
Capitalized software development costs, net	64,734	58,577
Property and equipment, net	38,282	39,193
Right of use assets - finance leases	36,353	37,026
Right of use assets - operating leases	41,910	41,934
Contract cost asset, non-current	40,299	40,477
Intangible assets, net	153,622	162,953
Goodwill	539,129	539,128
Other assets	21,856	21,903
Total assets	$1,711,179	$1,740,410
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$19,451	$14,282
Accrued expenses	69,625	99,182
Deferred revenue, current	403,012	396,535
Other current liabilities	22,598	21,639
Total current liabilities	514,686	531,638
Deferred revenue, non-current	5,536	5,278
Finance lease liabilities, non-current	45,130	45,578
Operating lease liabilities, non-current	37,230	38,087
Other liabilities, non-current	4,245	3,049
Total liabilities	606,827	623,630
Stockholders’ equity
Common stock	14	14
Additional paid-in capital	2,118,936	2,068,225
Accumulated other comprehensive loss	(2,008)	(2,316)
Accumulated deficit	(1,012,590)	(949,143)
Total stockholders’ equity	1,104,352	1,116,780
Total liabilities and stockholders’ equity	$1,711,179	$1,740,410
Remaining performance obligation:
The remaining performance obligation was $805.5 million as of March 31, 2023, approximately 73% of which is expected to be recognized as revenue within 12 months. The remaining performance obligation was $626.7 million as of March 31, 2022, approximately 71% of which was expected to be recognized as revenue within 12 months.

Procore Technologies, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Three Months Ended March 31,
	2023	2022
	(in thousands)
Operating activities
Net loss	$(63,447)	$(71,419)
Adjustments to reconcile net loss to net cash provided by operating activities
Stock-based compensation	44,938	37,209
Depreciation and amortization	16,874	15,147
Accretion of discounts on marketable debt securities, net	(1,632)	—
Abandonment of long-lived assets	441	—
Noncash operating lease expense	2,628	2,156
Unrealized foreign currency loss (gain), net	408	(477)
Deferred income taxes	2	(352)
Provision for (benefit from) credit losses	1,726	(98)
Increase in fair value of strategic investments	(36)	—
Changes in operating assets and liabilities
Accounts receivable	42,948	34,473
Deferred contract cost assets	(460)	(4,066)
Prepaid expenses and other assets	4,549	(5,175)
Accounts payable	4,648	339
Accrued expenses and other liabilities	(28,181)	(4,357)
Deferred revenue	6,489	8,774
Operating lease liabilities	(2,620)	(1,870)
Net cash provided by operating activities	29,275	10,284
Investing activities
Purchases of property and equipment	(2,173)	(7,525)
Capitalized software development costs	(7,951)	(7,632)
Purchases of strategic investments	(149)	(2,329)
Purchases of marketable securities	(89,996)	—
Maturities of marketable securities	103,909	—
Originations of materials financing	(9,077)	—
Customer repayments of materials financing	5,358	—
Settlement of post-close working capital adjustments from business combinations	—	1,291
Net cash used in investing activities	(79)	(16,195)
Financing activities
Proceeds from stock option exercises	3,722	6,907
Principal payments under finance lease agreements, net of proceeds from lease incentives	(410)	(365)
Net cash provided by financing activities	3,312	6,542
Net increase in cash, cash equivalents and restricted cash	32,508	631
Effect of exchange rate changes on cash	(256)	175
Cash, cash equivalents and restricted cash, beginning of period	299,816	589,212
Cash, cash equivalents and restricted cash, end of period	$332,068	$590,018

Procore Technologies, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited)
Reconciliation of gross profit and gross margin to non-GAAP gross profit and non-GAAP gross margin:

	Three Months Ended March 31,
	2023	2022
	(dollars in thousands)
Revenue	$213,526	$159,516
Gross profit	173,324	126,184
Stock-based compensation expense	2,496	1,458
Amortization of acquired technology intangible assets	5,493	5,654
Employer payroll tax on employee stock transactions	167	81
Non-GAAP gross profit	$181,480	$133,377
Gross margin	81%	79%
Non-GAAP gross margin	85%	84%

Reconciliation of operating expenses to non-GAAP operating expenses:

	Three Months Ended March 31,
	2023	2022
	(dollars in thousands)
Revenue	$213,526	$159,516
GAAP sales and marketing	117,363	93,915
Stock-based compensation expense	(13,104)	(10,296)
Amortization of acquired intangible assets	(3,107)	(3,106)
Employer payroll tax on employee stock transactions	(999)	(608)
Acquisition-related expenses	(906)	(207)
Non-GAAP sales and marketing	$99,247	$79,698
GAAP sales and marketing as a percentage of revenue	55%	59%
Non-GAAP sales and marketing as a percentage of revenue	46%	50%

GAAP research and development	$80,036	$60,254
Stock-based compensation expense	(19,781)	(13,008)
Amortization of acquired intangible assets	(734)	(902)
Employer payroll tax on employee stock transactions	(1,356)	(1,027)
Acquisition-related expenses	(5,984)	(1,101)
Non-GAAP research and development	$52,181	$44,216
GAAP research and development as a percentage of revenue	37%	38%
Non-GAAP research and development as a percentage of revenue	24%	28%

GAAP general and administrative	$45,188	$43,152
Stock-based compensation expense	(10,475)	(12,447)
Employer payroll tax on employee stock transactions	(632)	(545)
Acquisition-related expenses	—	(1,038)
Non-GAAP general and administrative	$34,081	$29,122
GAAP general and administrative as a percentage of revenue	21%	27%
Non-GAAP general and administrative as a percentage of revenue	16%	18%

Reconciliation of loss from operations and operating margin to non-GAAP loss from operations and non-GAAP operating margin:

	Three Months Ended March 31,
	2023	2022
	(dollars in thousands)
Revenue	$213,526	$159,516
Loss from operations	(69,263)	(71,137)
Stock-based compensation expense	45,856	37,209
Amortization of acquired intangible assets	9,334	9,662
Employer payroll tax on employee stock transactions	3,154	2,261
Acquisition-related expenses	6,890	2,346
Non-GAAP loss from operations	$(4,029)	$(19,659)
Operating margin	(32%)	(45%)
Non-GAAP operating margin	(2%)	(12%)
Reconciliation of net loss and net loss per share to non-GAAP net income (loss) and non-GAAP net income (loss) per share:

	Three Months Ended March 31,
	2023	2022
	(dollars in thousands)
Revenue	$213,526	$159,516
Net loss	(63,447)	(71,419)
Stock-based compensation expense	45,856	37,209
Amortization of acquired intangible assets	9,334	9,662
Employer payroll tax on employee stock transactions	3,154	2,261
Acquisition-related expenses	6,890	2,346
Non-GAAP net income (loss)	$1,787	$(19,941)

Numerator:
Non-GAAP net income (loss)	$1,787	$(19,941)

Denominator:
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic	139,646,465	134,530,010
Effect of dilutive securities: Employee stock awards	6,707,822	—
Weighted-average shares used in computing net income per share attributable to common stockholders, diluted	146,354,287	134,530,010

GAAP net loss per share, basic	$(0.45)	$(0.53)
GAAP net loss per share, diluted	$(0.45)	$(0.53)
Non-GAAP net income (loss) per share, basic	$0.01	$(0.15)
Non-GAAP net income (loss) per share, diluted	$0.01	$(0.15)

Computation of free cash flow:

	Three Months Ended March 31,
	2023	2022
	(in thousands)
Net cash provided by operating activities	$29,275	$10,284
Purchases of property, plant, and equipment	(2,173)	(7,525)
Capitalized software development costs	(7,951)	(7,632)
Non-GAAP free cash flow	$19,151	$(4,873)